UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

Quartzsea Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42555	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Suite 304 New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 612-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Units, each consisting of one ordinary share and one right	QSEAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	QSEA	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-fifth of one ordinary share	QSEAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On June 17, 2026, Quartzsea Acquisition Corporation (the “Company”) announced that its Extraordinary General Meeting of Shareholders (the “Extraordinary General Meeting”), previously scheduled to be held at 5:00 p.m., Eastern Time, on June 18, 2026, has been postponed until 5:00 p.m., Eastern Time, on June 23, 2026.

In connection with the postponement of the Extraordinary General Meeting, the deadline for shareholders to exercise their redemption rights has been extended to 5:00 p.m., Eastern Time, on June 23, 2026.

The Company has filed amended definitive proxy materials relating to the Extraordinary General Meeting to seek shareholder approval of amendments to its governing documents and trust agreement that would permit the Company to extend the deadline to consummate its initial business combination from June 19, 2026 to October 19, 2026 through up to four one-month extensions.

The amended definitive proxy materials provide that the monthly contribution to be deposited into the Company’s trust account in connection with the proposed extension will be the lesser of (i) $0.033 per public share and (ii) $175,000 per month.

Voting on the proposals to be considered at the Extraordinary General Meeting will remain open until 11:59 p.m., Eastern Time, on June 22, 2026, and shareholders may continue to submit votes until such time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUARTZSEA ACQUISITION CORPORATION

By:	/s/ Qi Gong
Name:	Qi Gong
Title:	Chief Executive Officer

Date: June 17, 2026

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